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Exhibit 23 (m-3)

                                                              As of July 3, 2006

                               AMENDED APPENDIX A
                                 TO THE CLASS B
                    DISTRIBUTION AND SHAREHOLDER SERVICE PLAN
                            OF PACIFIC CAPITAL FUNDS

Name of Distribution Plan Fund

Tax-Free Securities Fund
High Grade Core Fixed Income Fund
U.S. Government Short Fixed Income Fund
Growth Stock Fund
Growth and Income Fund
Value Fund
Small Cap Fund
International Stock Fund
New Asia Growth Fund